CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our audit report dated July 29, 2009, relating to the financial statements of Oxysure® Systems, Inc. for the periods ended December 31, 2008 and 2007, which appears in such Registration Statement. We further consent to the use in this Registration Statement on Form S-1 of our review report dated July 29, 2009, relating to the financial statements of Oxysure® Systems, Inc. for the six-month period ending June 30, 2009.

/S/ The Blackwing Group, LLC
Independence, Missouri
July 29, 2009